Exhibit 10.32

EXECUTION COPY

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

PROTIVA-MONSANTO SERVICES AGREEMENT

THIS PROTIVA-MONSANTO SERVICES AGREEMENT (this “Agreement”), effective this January 12, 2014 (hereinafter “Effective Date”), is by and among Protiva Biotherapeutics, Inc., a British Columbia corporation and a wholly-owned subsidiary of Tekmira Pharmaceuticals Corporation, a British Columbia corporation, (“Protiva”), Protiva Agricultural Development Company Inc. (“PadCo”), a British Columbia corporation and a wholly-owned subsidiary of Protiva (the “Company”), and Monsanto Company, a Delaware corporation (“Monsanto”).  Protiva, the Company and Monsanto are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Protiva desires that Monsanto provide Services relating to the evaluation of Compounds and/or Formulations according to the Research Plan, and Monsanto is willing to provide such Services to Protiva in exchange for payment for such Services from Protiva (each as defined below); and

WHEREAS, contemporaneously with the execution of this Agreement (i) Protiva is granting Monsanto Canada, Inc., a Canadian corporation (“Monsanto Canada”), an exclusive option, pursuant to the terms of, and subject to the conditions in, the Option Agreement by and among Monsanto Canada, Protiva and the Company dated as of the Effective Date (as the same may be amended, restated, or otherwise modified from time to time, the “Option Agreement”) and (ii) the Company, Tekmira Pharmaceuticals Corporation, and Protiva are entering into a license and services agreement (as the same may be amended, restated, or otherwise modified from time to time, the “PadCo-Protiva License and Services Agreement”), whereby, among other things, Protiva agrees to perform certain services for the Company, including the design and synthesis of Compounds and/or Formulations for the Company, and Protiva and Tekmira grant the Company an irrevocable, exclusive, perpetual, transferrable, fully paid-up license, with rights to sublicense, to use the Protiva Intellectual Property for all purposes in the Agricultural Field, including to develop and commercialize products in the Agricultural Field (each as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1 “Affiliate” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.2 “Agricultural Field” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.3 “Call Option” shall have the meaning set forth in the Option Agreement.

1.4 “Competitor of Protiva” shall mean any entity listed on Exhibit A or any Affiliate thereof.

1.5 “Compound” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.6 “Confidential Information” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.7 “Disclosing Party” shall have the meaning set forth in the Option Agreement.

1.8 “Failure to Exercise” shall have the meaning set forth in the Option Agreement.

1.9 “Formulation” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.10 “Indemnified Party” shall have the meaning set forth in Section 6.3.

1.11 “Indemnifying Party” shall have the meaning set forth in Section 6.3.

1.12 “Identified Infringement” shall have the meaning set forth in Section 4.8(b).

1.13 “Independent IP Counsel” has the meaning set forth in the Option Agreement.

1.14 “Insolvent Party” shall have the meaning set forth in Section 8.4.

1.15 “JRC Joint IP Infringement Matter” shall have the meaning set forth in Section 4.9.

1.16 “Joint Project Intellectual Property” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.17 “Joint Project Inventions” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.18 “Joint Project Patent Infringement Matter” shall have the meaning set forth in Section 4.8(b).

1.19 “JRC” shall have the meaning set forth in the Option Agreement.

1.20 “Losses” shall have the meaning set forth in Section  6.1.

1.21 “Monsanto Improvements” shall mean an invention that is (i) Monsanto Project Intellectual Property, (ii) claimed in an issued patent owned by Monsanto and having a priority date that is during the term of this Agreement, and (iii) the practice of which, if practiced at the time of said priority date, would be covered by at least one Valid Claim of a Patent that is a Protiva Background Patent or a Protiva Project Patent.

1.22 “Monsanto Indemnitees” shall have the meaning set forth in Section 6.2.

1.23 “Monsanto Materials” shall have the meaning set forth in Section 2.5.

1.24 “Monsanto Personnel” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.25 “Monsanto Project Intellectual Property” means (i) all of the following that is not Joint Project Intellectual Property: (a) all inventions that are conceived by Monsanto Personnel in the conduct of activities under the Research Program; (b) all Know-How that is developed, created, made, discovered, or produced by Monsanto Personnel in the conduct of activities under the Research Program; and (c) all tangible works of expression that are authored by Monsanto Personnel in the conduct of activities under the Research Program; and (ii) all Monsanto Research Data.

1.26 “Monsanto Research Data” shall have the meaning set forth in Section 2.2.

1.27 “MTT” shall have the meaning set forth in Section 2.4.

1.28 “Option Agreement” shall have the meaning set forth above in the Recitals.

1.29 “Option Phase B Initiation Payment” shall have the meaning set forth in the Option Agreement.

1.30 “Option Phase C Initiation Payment” shall have the meaning set forth in the Option Agreement.

1.31 “PadCo-Protiva License and Services Agreement” shall have the meaning set forth above in the Recitals.

1.32 “Patent” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.33 “Person” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.34 “Phase A” shall have the meaning set forth in the Option Agreement.

1.35 “Phase B” shall have the meaning set forth in the Option Agreement.

1.36 “Phase C” shall have the meaning set forth in the Option Agreement.

1.37 “Protiva Background Patents” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.38 “Protiva Field” shall mean the field of human therapeutic, human prophylactic, and human diagnostic applications.

1.39 “Protiva Indemnitees” shall have the meaning set forth in Section  6.1.

1.40 “Protiva Intellectual Property” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.41 “Protiva Personnel” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.42 “Protiva Project Patents” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.43 “Receiving Party” shall have the meaning set forth in the Option Agreement.

1.44 “Research Plan” shall have the meaning set forth in the Option Agreement.

1.45 “Services” shall mean the evaluation services and other work described in the Research Plan as services to be provided by Monsanto and/or its Affiliate.

1.46 “Solvent Party” shall have the meaning set forth in Section 8.4.

1.47 “Tekmira” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.48 “Term” shall have the meaning set forth in Section 8.1.

1.49 “Territory” shall mean worldwide.

1.50 “Third Party(ies)” shall mean any Person other than Monsanto, Monsanto Canada, the Company or Protiva and their respective Affiliates.

1.51 “Third Party Claim” shall have the meaning set forth in Section 6.3.

1.52 “Trade Secret Disclosure Provisions” means the provisions set out in Section 12(l) of the Option Agreement that govern disclosure and use of Confidential Information of Protiva relating to the chemical compositions of Compounds and Formulations.

1.53 “Transaction Agreements” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

1.54 “Valid Claim” shall have the meaning set forth in the PadCo-Protiva License and Services Agreement.

ARTICLE 2
PERFORMANCE OF SERVICES

2.1 General. During the Term, Monsanto shall use reasonable best efforts to perform the Services; provided, however, that Monsanto’s obligation to perform the Services shall be subject to Protiva’s compliance with its obligations as set forth in the Research Plan.  During the Term, Protiva hereby grants to Monsanto a fully-paid, royalty-free, worldwide, non-exclusive license to the Protiva Intellectual Property solely for the purposes of performing the Services in accordance with the terms and conditions of this Agreement.  This right and license shall terminate immediately, without notice, upon termination of Monsanto’s obligation to provide the Services herein.  Monsanto shall have the right, upon written notice to Protiva, to have the Services, or any part of such Services, conducted by a Third Party; provided that any such Third Party (i) is not a Competitor of Protiva (unless Protiva has consented to Monsanto’s use of such Competitor of Protiva to provide such Services or portion thereof), and (ii) shall be under confidentiality and intellectual property assignment provisions no less stringent than those set forth in ARTICLE 5.  Performance of the Services shall be under the supervision of Monsanto Personnel selected by Monsanto, subject to change from time-to-time in Monsanto’s sole discretion.

2.2 Data and Reports. Subject to the confidentiality provisions of this Agreement and the Option Agreement, Monsanto shall provide to Protiva and the JRC (i) a summary report of all Services performed by Monsanto and data generated in the performance of such Services on a quarterly basis or as otherwise agreed upon by the JRC; (ii) as requested by the JRC, the actual raw data generated by or on behalf of Monsanto in performance of the Services; and (iii) such other reports, data, and information as may be required pursuant to the Research Plan or requested by the JRC ((i), (ii), and (iii) collectively, the “Monsanto Research Data”).  Monsanto hereby grants Protiva the right and license to use Monsanto Research Data solely for the purposes of providing services to Company under the PadCo-Protiva License and Services Agreement, such right and license to terminate immediately, without notice, upon the termination or expiration of the PadCo-Protiva License and Services Agreement or earlier termination or expiration of Protiva’s obligation to provide services to the Company under the PadCo-Protiva License and Services Agreement.

2.3 Data Security Requirements.  During the Term and any period following the Term in which Protiva’s license under Section 4.2 survives, Protiva shall abide by the data security requirements set forth on Exhibit B hereto.

2.4 Operation.  As more specifically set forth in and in accordance with the Research Plan, Protiva shall provide Compounds and Formulations to Monsanto for Monsanto’s use in connection with the performance of Services under this Agreement. Any such Compounds and Formulations to be provided by Protiva to Monsanto shall be set forth on a Materials Transfer Transmittal (“MTT”) in the form attached as Exhibit C hereto.  Except as required by the Research Plan or permitted pursuant to the PadCo-Protiva License and Services Agreement, Monsanto will not modify, isolate, analyze, sequence, characterize, replicate, or derivatize any such Compounds and/or Formulations, without the prior written approval of Protiva.  All such Compounds and Formulations are understood to be experimental in nature and potentially hazardous.  Monsanto will exercise due care to ensure that all such Compounds and Formulations are handled by trained laboratory personnel only in compliance with all applicable laws and regulations.  Protiva shall not provide to Monsanto or the JRC the chemical compositions of any Compounds and/or Formulations provided to Monsanto under this Agreement, unless Monsanto specifically requests disclosure of such chemical compositions, in which event such disclosure shall be made subject to the Trade Secret Disclosure Provisions.  In the event the Term expires upon a Failure to Exercise, any Compounds and/or Formulations that remain in Monsanto’s possession upon such expiration of the Term shall be promptly destroyed or returned to Protiva, in Protiva’s sole discretion.  Notice of destruction shall be provided to Protiva, if applicable.

2.5 Monsanto Materials.  As more specifically set forth in and in accordance with the Research Plan, Monsanto shall provide nucleic acid molecules to Protiva for its use in connection with providing services to Company under the PadCo-Protiva License and Services Agreement, and Monsanto hereby grants Protiva the right and license to use the nucleic acid molecules provided by Monsanto to Protiva under this Agreement (the “Monsanto Materials”) solely for the purposes of providing such services, such right and license to terminate immediately, without notice, upon the termination or expiration of the PadCo-Protiva License and Services Agreement or earlier termination or expiration of Protiva’s obligation to provide services to the Company under the PadCo-Protiva License and Services Agreement.  Any Monsanto Materials to be provided by Monsanto to Protiva shall be set forth on a MTT in the form attached as Exhibit C hereto.  Except as required by the Research Plan, Protiva will not modify, isolate, analyze, sequence, characterize, replicate, or derivatize any Monsanto Materials, without the prior written approval of Monsanto.  All Monsanto Materials are understood to be experimental in nature and potentially hazardous.  Protiva will exercise due care to ensure that all Monsanto Materials are handled by trained laboratory personnel only in compliance with all applicable laws and regulations.  All Monsanto Materials that remain in Protiva’s possession upon the termination or expiration of the PadCo-Protiva License and Services Agreement or earlier termination or expiration of Protiva’s obligation to provide services to the Company under the PadCo-Protiva License and Services Agreement shall be promptly destroyed or returned to Monsanto, in Monsanto’s sole discretion.  Notice of destruction shall be provided to Monsanto, if applicable.

2.6 JRC Coordination.  The Parties’ activities under this Agreement, including without limitation the performance of Services by Monsanto, shall be coordinated by the JRC established pursuant to the Option Agreement in accordance with the terms and conditions thereof.  Such coordination shall include a quarterly review by the JRC of research deliverables performed by Monsanto for Protiva and relevant supporting documentation.

ARTICLE 3
COMPENSATION

3.1 Payments for Services.

(a)                      Protiva will make the following payments to Monsanto:

(i)           [***] in research funding during Phase A of the Services as described in the Research Plan, such amount to be paid by Protiva in four equal installments, with the first such installment due within fifteen (15) days of the Effective Date, and the remaining three installments payable within fifteen (15) days of the end of the third, sixth, and ninth full month, respectively, immediately following the Effective Date;

(i)           [***] in research funding during Phase B as described in the Research Plan, if Phase B is initiated pursuant to Section 2(e)(iii) of the Option Agreement, such amount to be paid by Protiva in four equal installments, with the first such installment due within fifteen (15) days of Monsanto’s payment to Protiva of the Option Phase B Initiation Payment, and the remaining three installments payable within fifteen (15) days of the end of the third, sixth, and ninth full month, respectively, immediately following the date of such Option Phase B Initiation Payment; and

(iii)           [***] in research funding during Phase C as described in the Research Plan, if Phase C is initiated pursuant to Section 2(e)(iv) of the Option Agreement, such amount to be paid by Protiva in four equal installments, with the first such installment due within fifteen (15) days of Monsanto’s payment to Protiva of the Option Phase C Initiation Payment, and the remaining three installments payable within fifteen (15) days of the end of the third, sixth, and ninth full month, respectively, immediately following the date of such Option Phase C Initiation Payment.

(b)       Monsanto may issue invoices to Protiva for amounts due for research funding under this Agreement; provided, however, that Monsanto’s failure to issue any such invoice shall not alter or eliminate Protiva’s payment obligations under this Agreement.  Initiation of Phase B or Phase C, as the case may be, prior to payment in full of amounts due for research services performed in connection with the preceding phase shall not alter or eliminate the amount or timing of Protiva’s payment obligations with respect to such preceding phase.

3.2 Past Due Amounts.  Any payments due from Protiva to Monsanto under this Agreement that are not paid by the date such payments are due shall bear interest at [***] per month from the date such unpaid payments are due until paid in full.  The foregoing interest shall be in addition to any other remedies that Monsanto may have pursuant to this Agreement.

ARTICLE 4
INTELLECTUAL PROPERTY

4.1 Ownership. Subject to the license to Monsanto Improvements granted to Protiva in Section 4.2 below, Monsanto is and shall remain the sole owner of all right, title, and interest in and to all Monsanto Project Intellectual Property.  Subject to the license granted to Protiva in Section 4.2 below, Monsanto shall solely own all right, title, and interest in and to all Joint Project Intellectual Property.  Protiva hereby assigns, and to the extent it cannot presently assign, shall assign, to Monsanto all of its right, title, and interest in and to any Joint Project Intellectual Property and shall require all Protiva Personnel to so assign to Monsanto all of their respective right, title, and interest in and to any Joint Project Intellectual Property.  Protiva shall, and shall cause all Protiva Personnel to, cooperate with Monsanto and take all additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect Monsanto’s right, title, and interest in and to Joint Project Intellectual Property.  Protiva shall also include provisions in its relevant agreements with Protiva Personnel to the extent reasonably necessary to effect the intent of this Section 4.1.

4.2 License Grant.   Subject to the terms and conditions of this Agreement, Monsanto agrees to and hereby does grant to Protiva:

(a)       an irrevocable, worldwide, perpetual (subject to Sections 8.3 and 8.4), royalty-free, exclusive, transferrable (subject to Section 9.1 below) license, with right to sublicense (subject to Section 4.3 below), in and to any Monsanto Improvements for all purposes in the Protiva Field; and

(b)       an irrevocable, worldwide, perpetual (subject to Sections 8.3 and 8.4), royalty-free, exclusive, non-transferrable (except as provided in Section 9.1 below) license, with right to sublicense (subject to Section 4.3 below), in and to any Joint Project Intellectual Property for all purposes in the Protiva Field.

4.3 Sublicenses.  Protiva may grant sublicenses of its licenses to Monsanto Improvements or Joint Project Intellectual Property in the Protiva Field to Third Parties for the purposes for which such licenses are granted to Protiva; provided, however, that any sublicense granted by Protiva shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement.  Protiva shall assume full responsibility for it sublicensees’ performance of all obligations and observance of all terms in this Agreement applicable to the licenses granted to Protiva and to Confidential Information of Monsanto.  If Protiva becomes aware of a material breach of any sublicense by its sublicensee, Protiva shall promptly notify Monsanto of the particulars of same and take all reasonable efforts to enforce the terms of such sublicense.  Any agreement between Protiva and its sublicensee shall provide that such sublicensee may only use the Confidential Information of Monsanto in accordance with terms of this Agreement applicable to Protiva’s use of such Confidential Information and subject to provisions at least as stringent as those set forth in ARTICLE 5, and Monsanto shall be an express third party beneficiary of such agreement, including provisions related to use and disclosure of Confidential Information.  Protiva shall notify Monsanto within thirty (30) days after execution of a sublicense entered into hereunder and provide a copy of the fully executed sublicense agreement to Monsanto within the same time, which shall be treated as Confidential Information of such other Party under ARTICLE 5.  Subject to the foregoing provisions of this Section 4.3, sublicensees shall have the right to further sublicense Monsanto Improvements or Joint Project Intellectual Property in the Protiva Field to Third Parties.

4.4 Reserved Rights. No Party grants to any other Party any rights or licenses in any intellectual property or other proprietary rights of such Party, except as specifically set forth herein.  All rights not expressly granted by a Party under this Agreement are reserved by such Party and may be used by such Party for any purpose.  For the avoidance of doubt, except to the extent expressly provided in this Agreement or any of the other Transaction Agreements, the cooperation of the Parties under this Agreement is not to be construed as (i) a grant by Protiva to Monsanto or the Company of a license or other rights to use any Protiva Intellectual Property or Confidential Information of Protiva; or (ii) a grant by Monsanto of a license or other rights to use any Monsanto Project Intellectual Property, any other intellectual property of Monsanto, or any Confidential Information of Monsanto.

4.5 Patent Prosecution of Monsanto Project Intellectual Property.  Monsanto shall have the sole right and responsibility, in its sole discretion and at its expense, to file, prosecute, maintain and/or abandon patent protection in the Territory for Monsanto Project Intellectual Property.

4.6 Patent Prosecution of Joint Project Intellectual Property.  Decisions regarding the filing of Patent protection in the Territory for Joint Project Inventions and decisions regarding the prosecution, maintenance and/or abandonment of Joint Project Patents in the Territory shall be made by Monsanto and/or the JRC in accordance with the applicable provisions of the Option Agreement and, subject to and in accordance with such provisions, Monsanto shall be responsible for implementing Monsanto’s and/or the JRC’s decisions regarding the filing, prosecution, maintenance, and/or abandonment of Joint Project Patents in the Territory, at Monsanto’s expense.

4.7 Third-Party Infringement of Monsanto Improvements.  Each Party shall promptly report in writing to the other Party any known or suspected infringement by a Third Party of any of Monsanto Improvements of which such Party becomes aware and shall provide the other Party with all available evidence supporting such infringement.  Monsanto shall have the sole and exclusive right to initiate an infringement or other appropriate suit in the Territory with respect to infringements or suspected infringements of any of Monsanto Improvements, or to take such other actions as Monsanto, in its sole discretion, deems appropriate with respect to such infringements or suspected infringements.  Protiva shall provide such further support and assistance in connection with any such actions (including joinder in any such litigation if necessary or useful for Monsanto to pursue such litigation or collect damages) as Monsanto may reasonably request and at Monsanto’s sole cost and expense.

4.8	Third-Party Infringement of Joint Project Intellectual Property.

(a)           Each Party shall promptly report in writing to the other Party during the Term any known or suspected infringement by a Third Party of any of the Joint Project Intellectual Property of which such Party becomes aware and shall provide the other Party with all evidence supporting or relating to such infringement in its possession.

(b)           Monsanto shall have the right, but not the obligation, to initiate an infringement or other appropriate suit with respect to infringements or suspected infringements of any of the Joint Project Intellectual Property, or to take such other actions as Monsanto, in its sole discretion, deems appropriate with respect to such infringements or suspected infringements (“Joint Project Patent Infringement Action”).  If Monsanto declines to commence a Joint Project Patent Infringement Action  with respect to a particular actual or threatened infringement of any issued patent within the Joint Project Intellectual Property (an “Identified Infringement”) within sixty (60) days following its receipt of a written request from Protiva that it initiate a Joint Project Patent Infringement Action with respect to such Identified Infringement, or if Monsanto otherwise fails to confirm that it will commence a Joint Project Patent Infringement Action with respect to such Identified Infringement within such sixty (60) day period, then Protiva may thereafter commence a Joint Project Patent Infringement Action  with respect to such Identified Infringement.  Protiva shall use reasonable best efforts to notify Monsanto prior to initiating any Joint Project Patent Infringement Action and shall continue to inform Monsanto of the status of any Joint Project Patent Infringement Action initiated by Protiva, including by responding to Monsanto’s reasonable requests for status reports, providing drafts of substantive filings of Protiva prior to the due date for such filings, and providing copies of substantive filings of any other party to any such Joint Project Patent Infringement Action promptly after receiving such filings. If any monetary judgment or settlement is recovered in connection with any Joint Project Patent Infringement Action initiated by Monsanto or Protiva in accordance with this Section 4.8(b), then, after Monsanto or Protiva, as applicable, recoups actual costs and reasonable expenses associated with such Joint Project Patent Infringement Action, (i) then if the monetary judgment or settlement is primarily attributable to infringement in the Protiva Field, Protiva shall be entitled to receive from the remainder an amount equal to all direct damages attributable to infringement in the Protiva Field awarded in such judgment or payable under such settlement; Monsanto shall then be entitled to receive from the remainder after such payment to Protiva, if any, an amount equal to all direct damages attributable to infringement outside of the Protiva Field awarded in such judgment or payable under such settlement; and the balance, if any, remaining after such payments to Protiva and Monsanto shall be allocated and payable [***] to Protiva and [***] to Monsanto; or (ii) if the monetary judgment or settlement is primarily attributable to infringement outside of the Protiva Field, Monsanto shall be entitled to receive from the remainder an amount equal to all direct damages attributable to infringement outside of the Protiva Field awarded in such judgment or payable under such settlement, Protiva shall then be entitled to receive from the remainder after such payment to Monsanto, if any, an amount equal to all direct damages attributable to infringement in the Protiva Field awarded in such judgment or payable under such settlement; and the balance, if any, remaining after such payments to Monsanto and Protiva shall be allocated and payable [***] to Protiva and [***] to Monsanto.

4.9 Defense of Claims Brought by Third Parties.  Each Party shall promptly notify the other Party if it becomes aware of any claim that Protiva’s use or practice of the Joint Project Intellectual Property or Monsanto Improvements in connection with its exercise of the licenses granted under Section 4.2 infringes, misappropriates, or otherwise violates the intellectual property rights of any Third Party.  In any such instance, the Parties shall cooperate and shall mutually agree upon an appropriate course of action; provided, however, that in the absence of any such agreement, (i) Monsanto shall have sole right to determine what action, if any, should be taken in respect of Monsanto Improvements; (ii) Monsanto shall have sole right to determine what action, if any, should be taken in respect of infringement of Joint Project Intellectual Property occurring primarily in the Agricultural Field; and (iii) such matter shall be referred to the JRC, to be resolved in the manner set forth in the Option Agreement, in respect of any infringement of Joint Project Intellectual Property occurring primarily outside of the Agricultural Field (such matter a “JRC Joint IP Infringement Matter”).  Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions regarding the Joint Project Intellectual Property or Monsanto Improvements, any declaratory judgment actions and any alleged infringement or misappropriation of Third Party intellectual property rights arising out of Protiva’s use or practice of the Joint Project Intellectual Property or Monsanto Improvements in connection with its exercise of its license under Section 4.2.  Monsanto shall provide to Protiva copies of any notices it receives from Third Parties regarding any declaratory judgment actions and any alleged commercially relevant infringement or misappropriation of Third Party intellectual property rights arising out of Monsanto’s use or practice of the Joint Project Intellectual Property or Monsanto Improvements.  Each Party shall be responsible for its own costs incurred pursuant to this Section 4.9 and nothing in this Section 4.9 shall be deemed to limit or eliminate a Party’s right to defend actions initiated by a Third Party against such Party, except to the extent such rights may be limited under any indemnification provisions applicable to such actions.

4.10 Waiver of Warranties. Without limiting the generality of Section 7.2, Protiva acknowledges and agrees that Monsanto makes no warranty, express or implied, whether arising by course of dealing or performance, custom, usage in the trade or profession or otherwise, including but not limited to, implied warranties of merchantability, fitness for a particular purpose, validity and non-infringement, with respect to any Monsanto Improvements or Joint Project Intellectual Property.  Accordingly, Monsanto has and shall have no liability or obligation to Protiva (or its Affiliates, or their respective agents, directors, officers, or employees, or their respective successors and permitted assigns or sublicensees) whatsoever in the event Protiva’s use of Monsanto Improvements or Joint Project Intellectual Property in connection with its exercise of its license under Section 4.2, or in the event any product or service made, used, provided, developed or commercialized by Protiva in connection with its exercise of its license under Section 4.2, does or is alleged to infringe, misappropriate, or otherwise violate any Third Party’s Intellectual Property.   Each Party shall promptly notify the other Party if it becomes aware of any claim that Protiva’s practice of Monsanto Improvements or Joint Project Intellectual Property in connection with its exercise of its license under Section 4.2 infringes, misappropriates, or otherwise violates the intellectual property rights of any Third Party.

ARTICLE 5
CONFIDENTIALITY

5.1 Non-Disclosure of Confidential Information.   Each Party agrees that, for itself and its Affiliates, until the first to occur of (i) [***] or (ii) [***], a Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not (x) disclose Confidential Information to any third party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below or (y) use Confidential Information for any purpose except those explicitly licensed or otherwise authorized or permitted by this Agreement or any other Transaction Agreement.

5.2 Exceptions.  The obligations in Section 5.1 will not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof: (i) was known to the Receiving Party or its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; (ii) is subsequently disclosed to the Receiving Party or its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; (iii) is or otherwise becomes generally available to the public or enters the public domain, either before or after it is disclosed to the Receiving Party and such public availability is not the result, directly or indirectly, of any fault of, or improper taking, use or disclosure by, the Receiving Party or its Affiliates or anyone working in concert or participation with the Receiving Party or its Affiliates; or (iv) has been independently developed by employees or contractors of the Receiving Party or its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party.  Specific Confidential Information disclosed by a Disclosing Party will not be deemed to be within any exceptions set forth in (i), (ii), or (iii) above merely because it is embraced by more general information to which one or more of those exceptions may apply and provided further that no combination of information shall be deemed to be within any such exceptions unless the combination itself and its principle of operation are within the public domain.  Even though Confidential Information may be within one of the exceptions described in the preceding sentence, the Receiving Party shall not disclose to third parties that the excepted Confidential Information was received from the Disclosing Party.  Confidential Information that is Joint Project Intellectual Property shall be deemed to be Confidential Information disclosed by Monsanto as the Disclosing Party to Protiva as the Receiving Party and the exceptions of (i) and (iv) shall not apply with respect to such Confidential Information.

5.3 Permitted Uses.  Confidential Information of a Disclosing Party may be used by the Receiving Party in the performance of its obligations under any Transaction Agreement, as otherwise expressly authorized in any Transaction Agreement or as expressly authorized by the Disclosing Party in writing.  Confidential Information that is Joint Project Intellectual Property may be used by Protiva subject to and in accordance with the provisions of this Agreement applicable to Protiva’s license to Joint Project Intellectual Property.  Protiva shall take steps to maintain the confidentiality of such Confidential Information that are consistent with the steps it takes to maintain the confidentiality of its own most-valuable confidential information, but in no event less than commercially reasonable steps (and, for the avoidance of doubt, nothing in this Section 5.2 shall be deemed to eliminate or modify Protiva’s obligations under Section 2.3 above); provided, however, that nothing in this Agreement shall be deemed to eliminate, restrict, or otherwise limit Protiva’s license to use such Confidential Information in accordance with the terms of this Agreement, even if such use may result, directly or indirectly, in the disclosure of such Confidential Information, so long as such disclosures are made in a manner than complies with Section 5.4 below.

5.4 Permitted Disclosures.  The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances: (i) subject to the proviso below, by any Party, in order to comply with applicable non-patent law (including any securities law or regulation or the rules of a securities exchange in a relevant jurisdiction) and with judicial process, if based on the reasonable advice of the Receiving Party’s counsel, such disclosure is necessary for such compliance; (ii) subject to the proviso below, by any Party, in connection with prosecuting or defending litigation; (iii) by any Party in connection with any filing and prosecuting Protiva Project Patents or Joint Project Patents only in a manner that complies with such Party’s rights and obligations in connection with such matters as set out in the Transaction Agreements; (vi) subject to the proviso below, by Protiva or its sublicensees, in connection with any legal or regulatory requirements related to the development, sale, offer for sale, use or manufacture of commercial products (or potential commercial products) that use or employ Joint Project Intellectual Property, such as labeling requirements, disclosures in connection with obtaining regulatory approvals, disclosures in connection with applications to drug regulatory authorities, and the like, so long as the discovery, development, use, manufacture, and commercialization of such products has been and is performed in a manner that complies with the terms and conditions of Protiva’s license to such Joint Project Intellectual Property and reasonable steps shall be taken to maintain the confidentiality of said Confidential Information even when disclosed for legal or regulatory purposes; (v) subject to the proviso below, by the Company, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto), and their and each of the Company’s and its Affiliates’ respective directors, employees, contractors and agents; (vi) subject to the proviso below, by Monsanto, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto), and their and each of Monsanto’s and its Affiliates’ respective directors, employees, contractors and agents; and (viii) subject to the proviso below, by Protiva, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto), and their and Protiva’s and its Affiliates’ respective directors, employees, contractors and agents, provided, that (a) with respect to clause (i), (ii) and (iv) where legally permissible, (1) the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) consistent with applicable law or regulation, the Disclosing Party shall have the right to suggest reasonable changes to the disclosure to protect its interests and the Receiving Party shall not unreasonably refuse to include such changes in its disclosure, and (b) with respect to clause (v), (vi) and (vii), each Person to whom Confidential Information is disclosed must be bound prior to disclosure by confidentiality and non-use restrictions at least as restrictive as those contained in this Agreement (other than investment bankers, investors and lenders, who must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

ARTICLE 6
INDEMNIFICATION

6.1 Monsanto Indemnification.  Monsanto agrees to indemnify Protiva and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors, and permitted assigns (the “Protiva Indemnitees”) against and to hold each of them harmless from and against any and all losses, costs, damages, fees or expenses (“Losses”) actually incurred or suffered by a Protiva Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on any breach of any representation, warranty or covenant by Monsanto under this Agreement or Monsanto’s gross negligence or willful misconduct.  The foregoing indemnification shall not apply to the extent that any Losses are due to (i) a breach of any of Protiva’s representations, warranties, covenants and/or obligations under this Agreement or (ii) Protiva’s gross negligence or willful misconduct.

6.2 Protiva Indemnification.  Protiva agrees to indemnify Monsanto, its Affiliates, and their respective agents, directors, officers, employees, representatives, successors, and permitted assigns (the “Monsanto Indemnitees”) against and to hold each of them harmless from and against any and all Losses actually incurred or suffered by a Monsanto Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on (a) any breach of any representation, warranty or covenant by Protiva under this Agreement, (b) Protiva’s gross negligence or willful misconduct, or (c) any use or employment by Protiva or any of its sublicensees of any Monsanto Improvement or Joint Project Intellectual Property.  The foregoing indemnification obligations shall not apply to the extent that any Losses are due to (i) a breach of any of Monsanto’s representations, warranties, covenants and/or obligations under this Agreement or (ii) Monsanto’s gross negligence or willful misconduct.

6.3 Tender of Defense; Counsel.  Any Person (the “Indemnified Party”) seeking indemnification under ARTICLE 6 agrees to give prompt notice in writing to the other Party (the “Indemnifying Party”) of the assertion of any claim or the commencement of any action by any third party (a “Third Party Claim”) in respect of which indemnity may be sought under such section.  Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.  The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and shall, upon its written confirmation of its obligation to indemnify the Indemnified Party in accordance with this ARTICLE 6, be entitled to control and appoint lead counsel reasonably satisfactory to the Indemnified Party for such defense by written notice to the Indemnified Party within twenty (20) calendar days after the Indemnifying Party has received notice of the Third Party Claim, in each case at its own expense; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard.  The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the fees and expenses of one counsel retained by the Indemnified Party if:  (a) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, (b) the Third Party Claim seeks an injunction or equitable relief against a Indemnified Party or any of its Affiliates, or (c) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Third Party Claim.  Each Indemnified Party shall obtain the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned, before entering into any settlement of a Third Party Claim.  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to enter into or approve any settlement of a Third Party Claim without the consent of the Indemnified Party (which may be withheld in its sole discretion), if the settlement (a) does not expressly unconditionally release all applicable Indemnified Parties and their Affiliates from all Liabilities with respect to such Third Party Claim or (b) imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, involves any admission of criminal or similar liability, or (c) involves any monetary damages that may not be fully covered by the Indemnifying Party.  In the event that the Indemnifying Party fails to assume the defense of the Third Party Claim in accordance with this Section 6.3, (a) the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate, and (c) the Indemnifying Party will remain responsible for any Losses of the Indemnified Party as a result of such Third Party Claim.  In circumstances where the Indemnifying Party is controlling the defense of a Third Party Claim in accordance with this Section 6.3, the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by such Indemnified Party.   Notwithstanding anything herein to the contrary, in circumstances where there is a conflict of interest that would reasonably make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party, the Indemnified Party shall be entitled to employ separate counsel, that is reasonably acceptable to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel.  Each Party shall cooperate, and cause their respective Affiliates to cooperate in all reasonable respects, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

ARTICLE 7
WARRANTIES AND LIMITATIONS

7.1 Mutual Representations and Warranties.  Each Party represents and warrants to the other Party as of the Effective Date that: (a) it is duly organized and validly existing under the applicable law of the jurisdiction of its incorporation or formation, and has full power and authority to enter into this Agreement; (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Party and no consent, approval, order or authorization of, or registration, declaration or filing with any Third Party or Governmental Authority is necessary for the execution, delivery or performance of this Agreement; (c) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, and (d) it has the right to grant to such other Party, its Affiliates and sublicensees the licenses granted hereunder and has not granted any conflicting rights to any other Person.

7.2 Warranty Disclaimer.  THE WARRANTIES IN THIS ARTICLE 7 AND ARTICLE 11 ARE IN LIEU OF, AND EACH PARTY HEREBY WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR WHETHER ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND NON-INFRINGEMENT, WITH RESPECT TO THE COMPOUNDS, FORMULATIONS, OR SERVICES PROVIDED UNDER THIS AGREEMENT.  Except for the warranties expressly set forth in this ARTICLE 7 and ARTICLE 11, each of Protiva, the Company and Monsanto acknowledges and agrees that it has relied on no other representations or warranties in connection with entrance into this Agreement and the provision of the Services hereunder and that no other representations or warranties have formed the basis of its bargain hereunder.

7.3 Consequential Damages. UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY WITH RESPECT TO THE PROVISION OF THE SERVICES HEREUNDER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE AND REGARDLESS OF THE CAUSE OF ACTION FROM WHICH THEY ARISE, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR LOSS OF GOODWILL OR LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.3 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OF A PARTY OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 5 OR ANY DAMAGES THAT MAY BE AVAILABLE TO A PARTY AS A RESULT OF ANOTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER ANY OTHER TRANSACTION AGREEMENT, SUBJECT TO THE LIMITATIONS SET FORTH THEREIN.

7.4 Coordination with Other Transaction Agreements.  The exclusion of warranties set forth in Section 7.2 and the limitations on damages set forth in Section 7.3 shall not be deemed to modify or eliminate any warranties or covenants made in any other Transaction Agreements or any liabilities or damages for breach of any such warranties or covenants under any such other Transaction Agreements.

ARTICLE 8
TERM AND TERMINATION

8.1 Term.  The term of this Agreement and Monsanto’s obligation to provide the Services covered hereby (the “Term”) shall commence on the Effective Date and shall expire upon the earlier to occur of (i) Failure to Exercise, (ii) completion of Phase C, or (iii) the election by Monsanto to terminate research under the Research Plan in the event Monsanto exercises the Call Option prior to completion of Phase C.

8.2 Consequences of Expiration of Term; Survival.  Upon expiration of the Term, ARTICLE 1 (Definitions), ARTICLE 3 (Compensation) (to the extent payments thereunder are accrued but remain unpaid at expiration or termination of the Agreement), ARTICLE 4 (Intellectual Property) (except as provided below), ARTICLE 5 (Confidentiality), ARTICLE 6 (Indemnification) (to the extent provided in such section), and ARTICLE 9 (General Provisions) shall survive any expiration or termination of this Agreement; all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

8.3 Termination and Survival of License Rights after Expiration of the Term.  Except as, and as further provided in, this Section 8.3, the licenses granted to Protiva pursuant to Section 4.2 shall survive expiration of the Term.

(i)           In the event of a material breach of the provisions of this Agreement after expiration of the Term, Monsanto may provide notice to Protiva setting forth the nature of the breach and a description of the facts underlying the breach sufficient to identify the breach.  If Protiva has not cured such breach or proposed a reasonably satisfactory plan to cure or otherwise remedy such breach within ninety (90) days from the date of receipt of such notice of breach, Monsanto may provide a notice of termination to Protiva and this Agreement shall terminate ninety (90) days after such notice of termination unless the breach is cured to the reasonable satisfaction of Monsanto or unless Protiva has begun to implement a reasonably satisfactory plan to cure or otherwise remedy such breach within ninety (90) days from the receipt of such notice of termination.  Notwithstanding the foregoing, or any termination of Protiva’s licenses pursuant to Section 8.4 below, with respect to any sublicense entered into by Protiva for which the sublicensee is not the cause of the material breach that resulted in the termination of this Agreement, then upon the assignment to Monsanto of all rights of Protiva under such sublicense, Monsanto shall assume those obligations of Protiva to such sublicensee under such sublicense that are within the scope of Monsanto’s obligations to Protiva under this Agreement; all other obligations to the sublicensee under such sublicense, and all liabilities of Protiva to such sublicensee, shall remain the sole and exclusive obligations and liabilities of Protiva, and nothing in this Section 8.3(i) shall be deemed to expand, increase, or otherwise modify Monsanto’s obligations or liabilities under this Agreement.

           (ii)           If Protiva or any of its Affiliates shall (i) commence or participate in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise assert in writing any claim, challenging or denying the validity of any Patent claiming any Monsanto Improvement, any Patent that is Joint Project Intellectual Property, or any claim of any such Patent or (ii) actively assist any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity of any such Patent or any claim thereof, Monsanto will have the right to give notice to Protiva (which notice must be given, if at all, within sixty (60) days after Monsanto first learns of the foregoing) that the licenses granted by Monsanto to such Patent will terminate in thirty (30) days following such notice, and, unless Protiva and/or its Affiliate, as applicable, withdraws or causes to be withdrawn all such challenge(s) within such thirty-day period, such licenses will so terminate.

8.4 Rights in Bankruptcy.  Each Party (the “Insolvent Party”) shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under the law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a general assignment for the benefit of its creditors.  To the extent permitted by Applicable Law, if the applicable circumstances described above shall have continued for ninety (90) days undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement (including, if Protiva is the Insolvent Party, the licenses granted to Protiva pursuant to Section 4.2) upon written notice to the Insolvent Party at any time.

ARTICLE 9
GENERAL PROVISIONS

9.1 Assignment.  Except as otherwise provided in this Agreement, neither Protiva nor the Company may assign this Agreement, delegate its obligations or otherwise transfer or assign licenses or other rights created by this Agreement, without the prior written consent of Monsanto.  Any assignment or transfer in violation of this Section 9.1 will be void.  This Agreement will inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of the Parties.

9.2 Force Majeure.  Except with respect to payment obligations, a Party shall neither be held liable or responsible to any other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, power shortage or failure, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or any acts, omissions or delays in acting by any Governmental Authority or any other Party, and such affected Party promptly begins performing under this Agreement once such causes have been removed.

9.3 Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties will in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.4 Amendment; Waiver.  Except as otherwise set forth in this Agreement, this Agreement may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties.  No delay or omission by any Party hereto in exercising any right or power occurring upon any noncompliance or default by any other Party with respect to any of the terms of this Agreement will impair any such right or power or be construed to be a waiver thereof.  A waiver by any of the Parties of any of the covenants, conditions or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

9.5 Legal Fees and Costs.  Except as otherwise provided herein, all legal fees and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such fees, costs and/or expenses.

9.6 Notices.  Except as otherwise provided herein, all notices under this Agreement will be sent by certified mail or by overnight courier service, postage prepaid, to the following addresses of the respective Parties:

If to Protiva, to:

Protiva Pharmaceuticals Corporation
100-8900 Glenlyon Parkway
Burnaby, B.C.
Canada V5J 5J8
Attention: President & CEO
Facsimile No.: (604) 630-5103

With a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York,  NY  10019
Attention:  R. King Milling
Facsimile No.: (212) 506-5151

If to Monsanto:                    Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Attention:  Technology Alliances Lead

With a copy to:                    Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Attention: Deputy General Counsel, Intellectual Property

or to such address as each Party may hereafter designate by notice to the other Parties.  A notice will be deemed to have been given on the date it is received by all required recipients for the noticed Party.

9.7 Applicable Law; Jurisdiction.  This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York, excluding its conflicts of laws principles.  In the event any action shall be brought to enforce or interpret the terms of this Agreement, the Parties agree that such action will be brought in the State or Federal courts located in New York, New York.  Each of the Parties hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.8 Further Assurances.  Each Party agrees to do and perform all such further acts and things and will execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Parties may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

9.9 Relationship of the Parties.  Each Party is an independent contractor under this Agreement.  Nothing contained herein shall be construed so as to deem Monsanto, Protiva and the Company as entering into a partnership, agency agreement or joint venture.  No Party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Parties or to bind the other Parties to any contract, agreement or undertaking with any third party.  There are no express or implied third party beneficiaries hereunder.

9.10 Entire Agreement.  This Agreement (along with the Exhibits) and the other Transaction Agreements contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede and replace any and all previous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof and thereof.

9.11 Headings.  The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

9.12 Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting party will not apply.  This Agreement and all provisions hereof shall in all cases be construed as a whole, according to the fair meaning of the language used.

9.13 Interpretation.  Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitations”).  “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used.  All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural.  Unless otherwise provided, all references to Articles, Sections and Exhibits in this Agreement are to Articles, Sections and Exhibits of this Agreement.  References to any Articles or Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.1” would be part of “ARTICLE 2”, and references to “Section 2.1” would also refer to material contained in the subsection described as “Section 2.1(a)”).  All dollar amounts are expressed in U.S. dollars.

9.14 Counterparts & Electronic Signatures.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.  Each shall be considered signed when the signature of a Party is delivered by facsimile, electronic signature or electronic (email) transmission to the other Parties, when it is delivered in a manner that reasonably identifies the signatory as the Party named.  Such electronic signatures shall be treated in all respects as having the same effect as an original signature.  If requested by any Party, documents bearing an original signature may be subsequently and promptly submitted to replace copies bearing electronic signatures.  By signing this Agreement the representatives of each Party thereby represent that such Person is duly authorized by the Party in question to execute this Agreement on behalf of such Party and that each respective Party agrees to be bound by the provisions thereof.  The Parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used.

9.15 Bankruptcy Treatment.  The Parties agree that the commencement of a case under Chapter 11 of the Bankruptcy Code by or against a Party shall not, in and of itself, constitute or be deemed a change of control so long as such Party continues as a debtor-in-possession under Section 1107 of the Bankruptcy Code, and so long as no other change of control has occurred.  The Parties acknowledge that all licenses granted in this Agreement are deemed to be and shall be treated as licenses of intellectual property under Section 101(35A) of the Bankruptcy Code, and that the provisions of Section 365(n) of the Bankruptcy Code shall apply to such licenses.  The Parties further acknowledge that this Agreement is to be deemed and treated as an executory contract under Section 365 of the Bankruptcy Code and is subject to the restrictions on assumption and assignment in Section 365(c), except that the Parties hereby consent, in satisfaction of Sections 365(c)(1)(B), to an assumption, but not assignment, of this Agreement (including all licenses of intellectual property) by a Party that is serving as the debtor-in-possession in its Chapter 11 case; provided, that all the other provisions in Section 365 related to assumption of an executory contract have been satisfied.

9.16 Dispute Resolution.

(a) General.  Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved in accordance with the provisions of the Section 12(k) of the Option Agreement.

(b) Equitable Remedies.  Subject to the Section 12(k) of the Option Agreement, notwithstanding anything to the contrary in this Section 9.16, if a Party in its sole judgment believes that any breach of this Agreement could cause it irreparable harm, such Party will be entitled to seek equitable relief to avoid such irreparable harm. Each of the Parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (i) any state court located in the State of Delaware and (ii) the United States District Court for the District of Delaware, for purposes of equitable relief of the terms hereof.  Each of the Parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 9.6 hereto shall be effective service of process for any action in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable law.  Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in (x) any state court located in the State of Delaware or (y) the United States District Court for the District of Delaware, or that any such action brought in any such court has been brought in an inconvenient forum.

9.17 CREATE Act.  The Parties intend for this Agreement to be a “joint research agreement” as that term is defined under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(3) and where appropriate, the Parties will reasonably cooperate in invoking the CREATE Act and its companion regulations in order to overcome an obviousness objection to a patent application based on prior art; provided, however, that nothing in this Section 9.17 shall be deemed to modify any provisions in any Transaction Agreement relating to the ownership of intellectual property by any of the Parties.

ARTICLE 10
TAXES

10.1 The payments made or payable to Monsanto pursuant to Section 3 are inclusive of all taxes, including applicable sales and use taxes, customs duties and excise taxes (collectively, “Taxes”) except any amounts payable in respect of the federal Goods and Services Tax or Harmonized Sales Tax imposed pursuant to the Excise Tax Act (Canada) (the “ETA”) and the Quebec Sales Tax (collectively, “GST”).  Applicable Taxes imposed on Protiva shall be separately stated and identified on each invoice issued by Monsanto in compliance with appropriate Tax laws or regulations. For further clarification, Monsanto shall be responsible for paying its Canadian income taxes (if any) and non-Canadian income taxes and any other taxes of any kind in any jurisdiction that might become payable in relation to the provision of the Services.  Protiva shall bear no responsibility for any income, gross margin, franchise, capital, net worth or other type of direct tax that may inure to Monsanto as a result of any transaction under this Agreement.

10.2 Monsanto represents that it is not registered for the purposes of the GST legislation.

10.3 Monsanto is a non-resident of Canada for purposes of the Income Tax Act (Canada) (the “ITA”) and has not obtained and provided to Protiva a non-resident withholding tax waiver at such time. Where Protiva makes any payment to Monsanto for the Services rendered in Canada, Protiva shall withhold such percentage of any payment made by it for the Services as is from time to time mandated under the ITA and shall remit the withheld amount to Canada Revenue Agency, or its successor, in the manner and at the time required by the ITA.  In the event that Protiva is assessed for any non-resident withholding taxes payable on payments made under this Agreement, Monsanto agrees to forthwith reimburse Protiva for such amount together with applicable interest and penalties, if any, except (i) Monsanto shall not be liable for interest and penalties where Monsanto correctly disclosed Services performed in Canada pursuant to Section 10.4 and Protiva did not correctly withhold the appropriate amount, and (ii) Monsanto shall not be liable for interest and penalties where Protiva failed to remit the withheld amount in the manner and at the time required by the ITA.

10.4 With respect to the invoice for Services, Monsanto shall separate the invoice between services performed in Canada and outside of Canada, identify on the invoice the number of days performing services in Canada (including travel days to/from Canada) and the physical location, indicating city and province, where the Canadian service was performed.

ARTICLE 11
FCPA COMPLIANCE

11.1 Compliance with Laws.  Each Party represents and warrants that it will take no action, and have taken no past action, in relation to this Agreement that would be in violation of, or would subject such Party to any liability or penalty under, the applicable laws and regulations of the United States of America.

11.2 Conflict of Interest.  Each Party represents and warrants that it is in compliance with all relevant laws governing conflicts of interest in the USA and that this Agreement is not otherwise inconsistent with any of the relevant laws or any restrictions imposed by any government agencies, and each has obtained any and all necessary approvals from relevant government agencies before entering into this Agreement.  These representations shall continue throughout the Term.

11.3 No Improper Payments.  Each Party represents and warrants that no improper payments will be promised, will be paid, have been promised or have been paid to any Persons, including foreign or governmental officials or any governmental authority in any jurisdiction for the formation of this Agreement.  In addition, each Party represents that no improper payments have been paid or promised to improperly influence anyone with regard to the formation of this Agreement.

11.4 Breaches & Right to Terminate Under the FCPA.  Should any Party reasonably and in good faith believe that there may have been a breach of any representation or warranty of this Section 10 by any other Party, such other Party shall cooperate in good faith to determine whether such a breach has occurred.  If, after such investigation the first Party reasonably determines that there has been a breach of any such representation or warranty by the second Party, the first Party shall have the right unilaterally to terminate this Agreement immediately or to take other appropriate action in accordance with the terms of this Agreement upon sixty (60) days’ prior written notice of such breach.  The basis for such determination shall be provided in writing from the first Party to the second Party prior to such termination.

11.5 Notification.  Each Party warrants that it shall promptly notify the other Parties in writing if it ever receives a request to take any action which would or could violate its obligations under this ARTICLE 11 of the Agreement or the U.S. Foreign Corrupt Practices Act.

11.6 Export Controls.  Notwithstanding any other provisions of this Agreement, each Party agrees to make no disclosure or use of any of the information or technology furnished or made known to it by the other Party pursuant to this Agreement except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, each Party agrees not to export, directly or indirectly, either the technical data furnished or made known to it by the other Party pursuant to this Agreement; or the “direct product” thereof; or any commodity produced using such technical data to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations.  The term “direct product” as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have caused this Agreement to be executed and delivered as of the date first shown above.

PROTIVA BIOTHERAPEUTICS, INC.

By: _________________________
Name:
Title:

PROTIVA AGRICULTURAL DEVELOPMENT COMPANY, INC.

By: _________________________
Name:
Title:

MONSANTO COMPANY

By: _________________________
Name:   Robert M. McCarroll, Ph. D.
Title:     Vice President, Chemistry Technology

[Signature Page to Protiva-Monsanto Services Agreement]

EXHIBIT A

COMPETITORS OF PROTIVA

[***]

EXHIBIT B – DATA SECURITY REQUIREMENTS

[***]

EXHIBIT B-1 to EXHIBIT B

[***]

EXHIBIT C – MATERIALS TRANSFER TRANSMITTAL

[Attached]

MATERIALS TRANSFER TRANSMITTAL

[_________] [__], 20[__]

Providing Party:
[Name]
[Address 1]
[Address 2]

Receiving Party:
[Name]
[Address 1]
[Address 2]

1.1
The following list of materials (the “Materials”) and a description of each is herewith provided by the Providing Party (named below) to the Receiving Party (named below) along with this Materials Transfer Transmittal (this “Transmittal”).  These materials are being provided pursuant to the Protiva-Monsanto Services Agreement (the “Agreement”), dated as of [____], 2013, by and among Protiva Biotherapeutics, Inc., a Delaware corporation and a wholly-owned subsidiary of [Tekmira], a Canadian corporation, (“Protiva”), [AGNEW-CO], a Canadian [___] and a wholly-owned subsidiary of Protiva (“Company”), and Monsanto Company, a Delaware corporation (“Monsanto”).   The Receiving Party acknowledges and agrees that the materials described herein shall be used solely in connection with the performance of the Services contemplated by the Agreement and the PadCo-Protiva Services Agreement and the licenses for such use provided by one party to the other.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

[List here the materials and a brief description of each, including a marking that materials are believed by Providing Party to be confidential information of the providing party or a third party or any combination thereof, or otherwise. Attach additional pages if needed. ]

1.2
The Receiving Party acknowledges receipt of the Materials.  The Receiving Party may refuse to accept the Materials from a Providing Party by promptly returning all applicable Materials to the Providing Party without any use thereof being made and providing written notice of such return to the Providing Party.

1.3	This Transmittal shall become effective upon the date first written above and shall continue in full force and effect thereafter and be co-extensive and subject to the Agreement.

1.4
This Transmittal may only be terminated in accordance with the provisions of the Agreement.  In the event that the Agreement and this Transmittal are terminated, the Receiving Party will give the Providing Party an inventory of the Materials in the Receiving Party’s possession and at the time of such termination and such remaining Materials shall be treated as specified in the Agreement.

[Note: The materials shipment should be addressed to, and receipt acknowledged by, the Receiving Party's designee by initialing or executing duplicate originals of this Transmittal, with one copy returned to the Providing Party, to the attention of the undersigned designee of the Providing Party]

Providing Party: [NAME] By: ____________________ Name: Title: Address:	Receiving Party: [NAME] By: ____________________ Name: Title: Address: